                                 EXHIBIT 10(p)

                                                                  Exhibit 10(p)

                              AMENDMENT TO LEASE

        NOW COME Glenbervie, Inc., a New Hampshire corporation with a principal place of business at 1359 Daniel Webster Highway North, Hooksett, NH 03108 ("Landlord") and Safety 1st, Inc., a Massachusetts corporation with a mailing addrss of 210 Boylston Street, Chestnut Hill, Massachusetts 02167 ("Tenant") parties to a certain "Indenture of lease" dated the 13th day of September 1994, (the "Lease"), which Lease relates to real property and improvements thereon located in Londonderry, New Hampshire (the "Premises").

        WHEREAS, Tenant has requested that Landlord make certain additional alternations and improvements to the Premises; and

        WHEREAS, Landloard has agreed to make such alternations and improvements, and Tenant has agreed, in consideration thereof, to increase the minimum Rent provided for in Section 1.1(g) of the Lease;

        NOW, THEREFORE, Landlord and Tenant agree to the following amendments to the Lease:

        1. A new Section 6.4 is hereby added to the Lease, which Section states as follows:

        Section 6.4.
        -----------

                (a) Landlord agrees that immediately upon the execution and receipt by it of this "Second Amendment to Lease", it shall commence the design, permit, and construction process necessary to add the parking areas shown on Sheets 3 + 4 of the Plans prepared by Burd Engineering dated may 24, 1996 (five sheets) and attached hereto as Exhibit A (the "Added Parking") and to use due diligence to complete same as soon as reasonably possible. All work required for completion of the Added Parking shall be the responsibility of the Landlord, and shall be completed in accordance with applicable laws and regulations.

                (b) Landlord shall use good faith efforts to obtain necessary governmental and regulatory permits and approvals for the Added Parking as soon as reasonably possible and to commence construction thereof during the Fall of 1996. Because of the nature of the work required to construct the Added Parking, it is anticipated that Landlord will only be able to partially complete such work in the calendar year

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
1996, and that work not completed prior to the onset of adverse weather will be completed in the Spring of 1997. Landlord will use due diligence to substantially complete the Added Parking by May 15, 1997.

        (c) The parties hereto agree to cooperate and work in good faith to complete the Alterations in accordance with the schedule described in Subsection 6.4(b) above, subject to unusual and/or unavoidable delays beyond the respective parties control.

        2. Section 1.1(g) is amended and a new subsection 1.1(g)(iii) is hereby added thereto, which subsection states as follows:

        "(iii) Effective on February 1, 1997, the Minimum Rent set forth in (i) and (ii) above shall be increased by $45,000 per year (or $3,750 per month) for the remainder of the Lease Term and any extensions thereof.


        3. Section 12.4 is amended by deleting the table contained therein and substituting the following table therefor:


        "LEASE YEAR                     TERMINATION PAYMENT
         ----------                     -------------------
             1                               $1,500,000
             2                               $1,350,000
             3                               $1,350,000
             4                               $1,188,000
             5                               $1,022,000
             6                               $  857,000
             7                               $  690,000
             8                               $  522,000
             9                               $  350,000
            10                               $  180,000"




        Except as specifically amended herein, the Lease shall remain in full force and effect in accordance with its original terms.

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

Dated: November 14, 1996         GLENBERVIE, INC.




                                 By:  /s/ Mark Stebbins
                                    ---------------------
                                 Its: President





                                 SAFETY 1ST, Inc.



                                 By:   /s/ Richard Caturano, CFO
                                    ----------------------------
                                 Its:  Richard Caturano, CFO




STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

     On this, the        day November 1996, before me, the undersigned
authority, personally appeared             , who acknowledged himsself to be
the                   of Glenbervie, Inc., a corporation, and that he, as such
officeer, being authorized so to do, executed the within instrument for the purposes therein coontained on behalf of said corporation.




                      Notary Public/Justice of the Peace
                      ==================================



Commonwealth of Massachusetts
County of Suffolk


     On this, the 26th day of November 1996, before me, the undersigned authority, personally appeared Richard Caturano, who acknowledged himself to be the Treasurer, CFO of Safety 1st, Inc., a corporation, and that he, as such officer, being authorized so to do, executed the within instrument for the purposes therin contained on behalf of said corporation.



                     /s/ James D. Sperling
                    ====================================
                    Notary Public
                    My Commission Expires on :

                                             JAMES D. SPERLING, NOTARY PUBLIC
                                           MY COMMISSION EXPIRES APRIL 5, 2002






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